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                                                                   Exhibit 10(b)

                            TWELFTH AMENDMENT TO THE
             BANK OF AMERICA CORPORATION AND DESIGNATED SUBSIDIARIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WHEREAS, Bank of America Corporation ("Bank of America") and certain of its subsidiary corporations (collectively with Bank of America, the "Participating Employers") maintain the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan (the "Plan"); and

     WHEREAS, Bank of America desires to amend the Plan to provide that (i) compensation earned from and after attainment of age 65 shall be included in determining the amount of Plan benefits and (ii) no new participants shall be added to the Plan from and after June 1, 2001; and

     WHEREAS, the Compensation Committee of the Board of Directors of Bank of America has authorized and approved said amendments to the Plan in accordance with the provisions of Article VI of the Plan;

     NOW, THEREFORE, Bank of America does hereby declare that the Plan is hereby amended effective as of March 28, 2001 as follows:

         1.       Section 2.1(c)(13) of the Plan is amended to read as follows:

                  "(13) Delayed Retirement Benefit means, with respect to a
                        --------------------------
          Participant, an annual amount equal to (A) minus (B) where:

                         (A) is such Participant's Target Retirement Benefit;
                    and

                         (B) is the sum of such Participant's (i) Assumed
                    Retirement Benefit and (ii) Social Security Benefit."

         2.       Section 2.1(c)(24) of the Plan is amended to read as follows:

                  "(24) Final Average Compensation means, with respect to a
                        --------------------------

          Participant as of any determination date, the average of the annual Compensation paid to such Participant during the five (5) calendar years of highest Compensation (which calendar years need not be consecutive) during the ten (10) calendar years next preceding the Participant's separation from Service, to be determined by dividing the aggregate Compensation received by the Participant during the appropriate five (5) calendar years by five (5). If a Participant has completed less than five (5) calendar years of Service as hereinabove provided, such Participant's Final Average Compensation shall be determined by dividing the aggregate Compensation received by the Participant during said calendar years by the number of such calendar years."

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         3.       Notwithstanding  any provision of the Plan to the contrary, no new participants shall be added to the Plan from and after June 1, 2001.

         4. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Bank of America has caused this instrument to be executed by its duly authorized officer as of the 28th day of March, 2001.

                                     BANK OF AMERICA CORPORATION

                                     By:  /s/ C. J. Cooley
                                        ----------------------------------------
                                        Name:  C. J. Cooley
                                             -----------------------------------
                                        Title:  Corporate Personnel Executive
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